SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


                                Current Report
                       Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 28, 2003

                         orbitTRAVEL.com Corporation
              (Exact name of registrant as specified in its charter)

                                   Delaware
                 (State or Other Jurisdiction of Incorporation)

                             0-24812 56-1781650
          (Commission File Number)(I.R.S. Employer Identification No.)

               One Union Square South--Suite 10(J), New York, NY
                  10003 (Address and zip code of principal
                             executive offices)

                               212-353-8468
                       (Registrant's telephone Number)



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ITEM 1. Changes in Control of Registrant -- Not applicable.

ITEM 2.  Acquisition or Disposition of Assets

On March 28, 2003, Registrant entered into a definitive Acquisition Agreement with MBB Inc. ("MBB"), a California corporation, and Mark Fields, its principal owner, wherein Registrant acquired all of MBB's issued and outstanding stock (100,000 shares) from Mr. Fields.

MBB is engaged in the bottling and distribution (through subcontractors) of special formulations of mixed juices and teas under the label "Malibu Beach Beverage Company." The company has been in business for at least five years and sales have ranged from $3.5 million to $8 million. The beverages have been offered for sale in 2,500 different locations in 30 states.

All of the issued and outstanding stock is owned by Mr. Mark Fields. Registrant has agreed to pay him $1,000,000 on or before March 28, 2004 and to issue to Mr. Fields shares of a new Series B Convertible Preferred Stock. When the shares are issued to Mr. Fields, he shall be entitled to convert the Series B Convertible Shares into 162,500,000 shares of Registrant's common stock which will be equivalent to approximately twenty-five percent (25%) of Registrant's issued and outstanding stock.

Other than the juice formulations, MBB has very little other assets. Its liabilities are not significant.

ITEM 3.  Bankruptcy or Receivership -- Not applicable.

ITEM 4. Changes in Registrant's Certifying Accountant -- Not applicable.

ITEM 5.  Other Events

In October, 2000, a lawsuit was instituted in the Marin County Superior Court in California against Registrant involving claims that Registrant and its principal officers improperly took control of Orbit Network, Inc.

After two years of preliminary discovery, the trial Court ordered the parties to mediate and a settlement was reached subject to approval by Registrant's shareholders. On July 24, 2002, holders of record of approximately 73% of the Registrant's common stock approved the settlement.

The settlement provided that Registrant assign over ownership of 70% of Registrant's subsidiary, Orbit Network, Inc. and that Registrant assume certain tax liabilities. Before the settlement papers were drawn, the plaintiff in the action , William Gurien, withdrew the action with prejudice to renew. The court approved the dismissal on March 23, 2003.

ITEM 6.  Registration of Registrant's Directors--Not Applicable.

ITEM 7.  Financial Statements and Exhibits -- to be Held
--------------------------------------------------------

ITEM 8.  Changing Fiscal Year -- Not applicable.

ITEM 9.  Regulation FD Disclosure--Not applicable.

ITEM 10.  Not applicable.

ITEM 11.  Not applicable.

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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 orbitTRAVEL.com Corporation
                                                 (Registrant)

                                                 By:     s/ Joseph Cellura
                                                -------------------------------
                                                Joseph Cellura,  President


Dated: May 12, 2003

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